UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 5, 2017

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Watsco, Inc., a Florida corporation (the “Company”), held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 5, 2017. The final voting results for the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1. Election of Jason Epstein to serve as a Common stock director and election of Cesar L. Alvarez and Denise Dickins to serve as Class B common stock directors until the Company’s 2020 annual meeting of shareholders. Mr. Epstein was elected by holders of the Company’s Common stock, voting as a single class, and Mr. Alvarez and Dr. Dickins were elected by holders of the Company’s Class B common stock, voting as a single class:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Common Stock:
Jason Epstein	26,330,322	84,547	1,801,424

Class B Common Stock:
Cesar L. Alvarez	43,316,580	10,000	7,496,890
Denise Dickins	43,316,580	10,000	7,496,890

Proposal 2. Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. The combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,238,098	12,248,006	255,345	9,298,314

Proposal 3. Vote on a non-binding advisory resolution on the frequency of the advisory vote on compensation of the Company’s named executive officers. The combined vote of the Company’s Common and Class B common stock was as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
66,484,954	19,969	3,090,220	146,306	9,298,314

Proposal 4. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. The combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,144,545	865,158	30,060	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: June 8, 2017	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer